EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated April 14, 2014 relating to the consolidated financial statements of Symbid Corp. which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

East Hanover, New Jersey
June 24, 2014